Exhibit 1(m)

                               THE RBB FUND, INC.

                          ARTICLES SUPPLEMENTARY TO THE
                                     CHARTER

 THE RBB FUND, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

           FIRST: The Board of Directors of the Corporation, an open-end investment company registered under the Investment Company Act of 1940, as amended, and having authorized capital of thirty billion (30,000,000,000) shares of common stock, par value $.001 per share, has adopted a unanimous resolution increasing the number of shares of common stock that are classified (but not increasing the aggregate number of authorized shares) into separate classes by:

         classifying an additional fifty million (50,000,000) of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of fifty thousand dollars ($50,000), as Class BB Common Stock (BEA Balanced);

         classifying an additional fifty million (50,000,000) of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of fifty thousand dollars ($50,000), as Class CC Common Stock (BEA Short Duration);

               SECOND: A description of the shares so classified with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption As set or changed by the Board of Directors of the Corporation is as follows:

               A description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions or redemption of each class of common stock of the Corporation as set forth in Article VI, Section (6) of the Corporation's Charter, and has not been changed by the Board of Directors of the corporation.

                THIRD: The shares aforesaid have been duly classified by the Board of Directors of the Corporation pursuant to authority and power contained in the charter of the Corporation.

                FOURTH: Immediately before the increase in the number of shares of common stock that have been classified into separate classes:

                       (a) the Corporation had authority to issue thirty billion (30,000,000,000) shares of its common stock and the aggregate par value of all the shares of all classes was thirty million dollars ($30,000,000);

                       (b) the number of authorized shares of each class was as follows: Class A - one hundred million (100,000,000), par value $.001 per share; Class B - one hundred million (100,000,000), par value $.001 per share; Class C
- one hundred million (100,000,000), par value $.001 per share; Class D - one hundred million (100,000,000), par value $.001 per share; Class E - one billion (1,000,000,000), par value $.001 per share; Class F -five hundred million (500,000,000), par value $.001 per share; Class G - five hundred million (500,000,000), par value $.001 per share; Class H - five hundred million (500,000,000), par value $.001 per share; Class I - one billion (1,000,000,000), par value $.001 per share; Class J - five hundred million (500,000,000), par value $.001 per share; Class K - five hundred million (500,000,000), par value $.001 per share; Class L - one billion five hundred million (1,500,000,000), par value $.001 per share; Class M - five hundred million (500,000,000), par value $.001 per share; Class N - five hundred million (500,000,000), par value $.001 per share; Class 0 - five hundred million (500,000,000), par value $.001 per share; Class P - one hundred million (100,000,000), par value $.001 per share; Class Q - one hundred million (100,000,000), par value $.001 per share; Class R
- five hundred million (500,000,000), par value $.001 per share; Class S - five hundred million (500,000,000), par value $.001 per share; Class T - five hundred million (500,000,000), par value $.001 per share; Class U - five hundred million (500,000,000), par value $.001 per share; Class V - five hundred million (500,000,000), par value $.001 per share; Class W - one hundred million (100,000,000), par value $.001 per share; Class X - fifty million (50,000,000), par value $.001 per share; Class Y - fifty million (50,000,000), par value $.001 per share; Class Z - fifty million (50,000,000), par value $.001 per share; Class AA - fifty million (50,000,000), par value $.001 per share; Class Alpha 1
- one million (1,000,000), par value $.001 per share; Class Alpha 2 one million (1,000,000) , par value $.001 per share; Class Alpha 3 - one million (1,000,000), par value $.001 per share; Class Alpha 4 one million (1,000,000), par value $.001 per share; Class Beta 1 - one million (1,000,000), par value $.001 per share; Class Beta 2 - one million (1,000,000), par value $.001 per share; Class Beta 3 - one million (1,000,000), par value $.001 per share; Class Beta 4 - one million (1,000,000), par value $.001 per share; Class Gamma 1 - one million (1,000,000), par value $.001 per share; Class Gamma 2 - one million (1,000,000), par value $.001 per share; Class Gamma 3 one million (1,000,000), par value $.001 per share; Class Gamma 4 - one million (1,000,000), par value $.001 per share; Class Delta 1 - one million (1,000,000), par value $.001 per share; Class Delta 2 - one million (1,000,000), par value $.001 per share; Class Delta 3 - one million (1,000,000), par value $.001 per share; Class Delta 4 - one million (1,000,000), par value $.001 per share; Class Epsilon 1 - one million (1,000,000), par value $.001 per share; Class Epsilon 2 - one million (1,000,000), par value $.001 per share; Class Epsilon 3 - one million (1,000,000), par value $.001 per share; Class Epsilon 4 - one million (1,000,000), par value $.001 per share; Class Zeta 1 - one million (1,000,000), par value $.001 per share; Class Zeta 2 - one million (1,000,000), par value $.001 per share; Class Zeta 3 - one million (1,000,000), par value $.001 per share; Class Zeta 4 - one million (1,000,000), par value $.001 per share; Class Eta 1 - one million (1,000,000), par value $.001 per share; Class Eta 2 - one million (1,000,000), par value $.001 per share; Class Eta 3 - one million (1,000,000), par value $.001 per share; Class Eta 4 - one million (1,000,000), par value $.001 per share; Class Theta 1 - one million (1,000,000), par value $.001 per share; Class Theta 2 - one million (1,000,000), par value $.001 per share; Class Theta 3 - one million (1,000,000), par value $.001 per share; Class Theta 4 - one million (1,000,000), par value $.001 per share; for a total of ten billion four hundred thirty-two million (10,432,000,000) shares classified into separate classes of common stock.

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                FIFTH: After the increase in the number of shares of common stock that have been classified into separate classes shall be as follows:

                     (a) the Corporation shall have the authority to issue thirty billion (30,000,000,000), shares of its common stock and the aggregate par value of all the shares of all classes is now thirty million dollars ($30,000,000); and

                     (b) the number of authorized shares of each class is now as follows: Class A - one hundred million (100,000,000), par value $.001 per share; Class B - one hundred million (100,000,000), par value $.001 per share; Class C
- one hundred million (100,000,000), par value $.001 per share; Class D - one hundred million (100,000,000), par value $.001 per share; Class E - one billion (1,000,000,000), par value $.001 per share; Class F -five hundred million (500,000,000), par value $.001 per share; Class G - five hundred million (500,000,000), par value $.001 per share; Class H - five hundred million (500,000,000), par value $.001 per share; Class I - one billion (1,000,000,000), par value $.001 per share; Class J - five hundred million (500,000,000), par value $.001 per share; Class K - five hundred million (500,000,000), par value $.001 per share; Class L - one billion five hundred million (1,500,000,000), par value $.001 per share; Class M - five hundred million (500,000,000), par value $.001 per share; Class N - five hundred million (500,000,000), par value $.001 per share; Class 0 - five hundred million (500,000,000), par value $.001 per share; Class P - one hundred million (100,000,000), par value $.001 per share; Class Q - one hundred million (100,000,000), par value $.001 per share; Class R
- five hundred million (500,000,000), par value $.001 per share; Class S - five hundred million (500,000,000), par value $.001 per share; Class T - five hundred million (500,000,000), par value $.001 per share; Class U - five hundred million (500,000,000), par value $.001 per share; Class V - five hundred million (500,000,000), par value $.001 per share; Class W - one hundred million (100,000,000), par value $.001 per share; Class X - fifty million (50,000,000), par value $.001 per share; Class Y - fifty million (50,000,000), par value $.001 per share; Class Z - fifty million (50,000,000), par value $.001 per share; Class AA - fifty million (50,000,000), par value $.001 per share; Class BB - fifty million (50,000,000), par value $.001 per share; Class CC - fifty million (50,000,000), par value $.001 per share; Class Alpha 1 - one million (1,000,000), par value $.001 per share; Class Alpha 2 - one million (1,000,000), par value $.001 per share; Class Alpha 3 - one million (1,000,000), par value $.001 per share; Class Alpha 4 - one million (1,000,000), par value $.001 per share; Class Beta 1 - one million (1,000,000), par value $.001 per share; Class Beta 2 -one million (1,000,000), par value $.001 per share; Class Beta 3 - one million (1,000,000), par value $.001 per share; Class Beta 4 -one million (1,000,000), par value $.001 per share; Class Gamma 1 - one million (1,000,000), par value $.001 per share; Class Gamma 2 - one million (1,000,000), par value $.001 per share; Class Gamma 3 - one million (1,000,000), par value $.001 per share; Class Gamma 4 - one million (1,000,000), par value $.001 per share; Class Delta 1 - one million (1,000,000), par value $.001 per share; Class Delta 2 - one million (1,000,000), par value $.001 per share; Class Delta 3 - one million (1,000,000), par value $.001 per share; Class Delta 4 - one million (1,000,000), par value $.001 per share; Class Epsilon 1 - one million (1,000,000), par value $.001 per share; Class Epsilon 2 - one million (1,000,000), par value $.001 per share; Class Epsilon 3 - one million (1,000,000), par value $.001 per share; Class Epsilon 4 - one million (1,000,000), par value $.001 per share; Class Zeta 1 - one million (1,000,000), par value $.001 per share; Class Zeta 2 - one million (1,000,000), par value $.001 per share; Class Zeta 3 - one million (1,000,000), par value $.001 per share; Class Zeta 4 - one million (1,000,000), par value $.001 per share; Class Eta 1 - one million (1,000,000), par value $.001 per share; Class Eta 2 - one million (1,000,000), par value $.001 per share; Class Eta 3 - one million (1,000,000), par value $.001 per share; Class Eta 4 - one million (1,000,000), par value $.001 per share; Class Theta 1 - one million (1,000,000), par value $.001 per share; Class Theta 2 - one million (1,000,000), par value $.001 per share; Class Theta 3 - one million (1,000,000), par value $.001 per share; Class Theta 4 - one million (1,000,000), par value $.001 per share; for a total of ten billion five hundred thirty-two million (10,532,000,000) shares classified into separate classes of common stock.

                IN WITNESS WHEREOF, The RBB Fund, Inc. has caused these presents to be signed and attested in its name and an its behalf by its President and Secretary on October 26, 1994



 ATTEST:                                    THE RBB FUND, INC.

 /s/MORGAN R. JONES                         /s/EDWARD J. ROACH
 ------------------                         ------------------
 Morgan R. Jones                            Edward J. Roach
 Secretary                                  President